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                                                                   EXHIBIT 10.22

                           PENWEST PHARMACEUTICALS CO.

                Nonstatutory Stock Option Agreement Entered into
                   Pursuant to the 1997 Equity Incentive Plan

1. This agreement evidences the grant by Penwest Pharmaceuticals Co., a Washington corporation (the "Company") on GRANT DATE (the "Grant Date") to an employee of the Company FIRST NAME LAST NAME (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1997 Equity Incentive Plan (the "Plan"), a total of OPTIONS GRANTED shares (the "Shares") of common stock, $0.001 par value per share ("Common Stock"), of the Company at a price of OPTION PRICE per Share. Unless earlier terminated, the option shall expire on GRANT EXPIRATION DATE (the "Final Exercise Date").

      It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this agreement, shall be deemed to include any person who acquires the right to exercise the option validly under its terms.

1.1. Except as otherwise provided in Section 1.2, the options shall become exercisable ("vest") as follows:

                  25% of the original number of Shares on the first anniversary and as to an additional 25% of the original number of Shares at the end of each successive full one year period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date of the option. The option shall expire upon, and will not be exercisable after, the Final Exercise Date.

                  Any option which is not exercised in any period to the maximum extent permissible shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of the option under Section 2 hereof or the Plan. Except as provided in Section 2, no additional right to purchase Shares under this option shall accrue on or after the date the Participant's employment with the Company terminates.

1.2 Notwithstanding the foregoing, the Participant may purchase the full amount of Shares for which the options have not been exercised, in the event of a "Trigger Date" and as otherwise provided in this Section 1.2.

            For the purposes of defining Trigger Date, the following terms are incorporated by reference to the Company's Articles of Incorporation as executed on January 20, 1995 (the "Articles"): "Affiliate," "Associate," "Board of Directors,"

1.2.1 "Major Transaction," "Substantial Shareholder," and "Voting Stock," as well as the other definitions in the Articles that are used to define the foregoing terms.

                  Any of the following shall constitute a Trigger Date:

            (a) The effective date of a Major Transaction that is subject to and satisfies the special voting requirement set forth in
            Article VIII, Section 1 of the Articles;

            (b) The completion of a tender or exchange offer for the voting securities of the Company (other than a tender offer by the Company) that is accepted by the holders of 51 % or more of the combined voting power of the outstanding voting securities of the Company;

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            (c)         The termination of the Participant's employment within
            36 months after the effective date of a merger, consolidation, reorganization or dissolution in which the Company is not the surviving entity; or

            (d) The termination of the Participant's employment within 36 months after the date on which there is a "Significant Change" in the membership of the Board of Directors occurring on or before the third annual meeting after either the effective date of a merger, consolidation, reorganization, or Major Transaction, or the date on which any person becomes a Substantial Shareholder (as defined below) (each of which is referred to as a "Significant Event"). A Significant Change in the Board of Directors shall be deemed to have occurred if one-third or more of the directors are individuals who
            (i) are or were Affiliates or Associates of the Substantial Shareholder (as defined below) or any party to the Significant Event, and (ii) were not Affiliates or Associates of the Company prior to becoming an or Associates of the Substantial Shareholder or any party to the Significant Event.

1.2.2                   The purchase of stock under the conditions set forth in
            Section 1.2.1(a) or 1.2.1(b) shall be conditional and must be made during the following time periods:

1.2.3.                  In the event of a Major Transaction described in Section
            1.2.1(a), the Participant may conditionally purchase any or all Shares during the period commencing 27 days and ending 7 days prior to the scheduled effective date of the Major Transaction (as such effective date may be delayed from time to time).

1.2.4                   In the event of a tender or exchange offer described in
            Section 1.2.1(b), the Participant may conditionally purchase any or all Shares during the period commencing on the initial date of the offer and ending on the day preceding the scheduled termination date of acceptance of tenders of shares by the offeror (as such termination date may be extended by the offeror).

1.2.5                   If the Major Transaction or tender or exchange offer
            discussed in Sections 1.2.1(a) and 1.2.1(b) does not occur or is canceled or revoked, any conditional purchase of Shares for which the option would not have otherwise been exercisable but for the operation of Section 1.2.1(a) and 1.2.1(b) shall be rescinded. With respect to all other Shares conditionally purchased, the Participant may rescind such purchase at his or her option.

1.2.6                   The Participant may conditionally exercise any or all
            options during the period commencing on the date the shareholders of the Company approve a sale of substantially all the assets of the Company and ending seven days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time).

1.2.7                   The Participant may conditionally exercise any or all
            options during the period commencing on the date the shareholders of the Company approve a dissolution of the Company and ending 30 days later but not in any event later than the day before the Company files its Articles of Dissolution.

1.2.8                   If the Major Transaction or tender or exchange offer
            discussed in Section 1.2.1(a) or 1.2.1(b) does occur, or 30 days pass after the Company's shareholders approve a dissolution of the Company (or Articles of Dissolution are filed), and the Participant has not conditionally exercised all options, all unexercised options shall terminate on the effective, termination, or closing date, or 30 days after the date of said approval (but not later than the day before the Articles of Dissolution are filed), as the case may be.

1.2.9                   The right to purchase all Shares shall automatically
            accrue upon (a) the retirement by the Participant (i) in accordance with the Company's normal retirement policy, or (ii) prior to attaining 65 years of age provided specific approval of such accrual is given by the Company, or (b) the Participant's death, or (c) the Participant's disability as defined in, and determined in accordance with, the Company's Supplemental Plan of Disability.

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1.2.10                  If the Company shall be the surviving corporation in any
            merger or is a party to a merger or consolidation between or among the Company and other corporations related to or affiliated with the Company, any option granted hereunder shall pertain and apply to the securities to which a holder of the number of shares of Common Stock of the Company subject to the option would have been entitled.

1.2.11                  Nothing herein shall allow the Participant or permitted
            transferee to purchase Shares, the options for which have expired.

                        The purpose of Section 1.2 is to ensure that the
            Participant will receive reasonable compensation for services rendered prior to the event permitting acceleration. The Compensation Committee in granting this option has determined in its best judgment that the acceleration of the exercise date in accordance with the foregoing conditions will result in reasonable compensation being paid for personal services actually rendered. In the event a Trigger Date or other acceleration occurs, the Company or its successor shall indemnify and hold harmless the Participant against any expense, including attorneys' fees and disbursements, incurred in connection with securing the Participant's rights under this award.

2..               Except as provided in Section 1.2, this option shall expire at the earliest of the following:

(a)         10 years and 10 days from the date hereof;

(b) 12 months after voluntary or involuntary termination of the Participant's employment other than termination as described in
            Section 2.3;

(c) Upon discharge of the Participant for misconduct, willfully or wantonly harmful to the Company; or

(d)         12 months after the Participant's death or disability.

3..                     This option may be exercised at different times for
            portions of the total number of Shares for which the right to purchase shall have accrued hereunder, provided that such portions are in multiples of five shares.

4.                      The Compensation Committee may, in its sole discretion,
            authorize the Company to pay to the Participant a cash bonus at the time all or a portion of the option evidenced hereby is exercised, in such amount as the Compensation Committee may determine and which may be sufficient to offset the federal income tax incurred by the Participant as a consequence of such exercise or which may represent an amount related to the tax benefit accruing to the Company as a consequence of such exercise.

5.                      The aggregate number of Shares for which this option is
            granted and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from a stock split or reverse split of shares, or any other capital adjustment, or the payment of a stock dividend or any other increase or decrease in such shares that is effected without receipt of consideration by the Company, excluding any decrease resulting from the purchase of shares by the Company. If the adjustment would result in a fractional Shares, the Participant shall be entitled to one additional Share, provided that the total number of options to be granted under the Plan (as defined below) shall not be increased above the equivalent number of Shares approved by the shareholders.

6.                      The Company shall have the right to substitute or assume
            options in connection with mergers, reorganizations, separations or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 424 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The number of Shares reserved under the Plan pursuant to which this option is granted may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

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7.                      This is not an employment contract, and while the
            benefits, if any, of this agreement are an incident of the Participant's employment with the Company, the terms and conditions of such employment are otherwise wholly independent hereof. The terms of this option shall not be affected by any change of the Participant's duties or position so long as the Participant shall continue to be employed by the Company or a subsidiary.

8.                      This option may be exercised only by the Participant or
            permitted transferee. Neither the whole nor any part of the option shall be transferable (whether by operation of law or otherwise) other than by the will of, or by the laws of descent and distribution applicable to, a deceased Participant or pursuant to a qualified domestic relations order or, provided the transfer is without consideration, to the spouse, children or grandchildren of the Participant ("Immediate Family Members") or to a trust for the exclusive benefit of such Immediate Family Members or to a partnership in which such Immediate Family Members are the only partners. This option and any and all rights granted to the Participant hereunder and not heretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of such rights contrary to the provisions hereof or upon the bankruptcy or insolvency of the Participant or permitted transferee.

9.          The Participant represents, warrants and covenants that:

(a)                     Any Shares purchased upon exercise of the option shall
            be acquired for the Participant's account for investment only and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

(b)                     The Participant has had such opportunity as he or she
            has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of his or her investment in the Company.

(c) The Participant is able to bear the economic risk of holding Common Stock acquired pursuant to the exercise of the option for an indefinite period.

10.                     By making payment upon exercise of the option, the
            Participant shall be deemed to have reaffirmed, as of the date of such payment, the representations made in Section 9.

11.                     The Participant understands that (A) the Common Stock
            acquired pursuant to the exercise of the option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such Common Stock cannot be sold, transferred or otherwise disposed of unless it is subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any securities of the Company and the Company has no obligation or current intention to register any Common Stock acquired pursuant to the exercise of the option under the Securities Act.

12.                     All stock certificates representing necessary Common
            Stock issued to the Participant upon exercise of the option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable law:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

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            "The shares represented by this certificate are subject to certain restrictions on transfer contained in an Option Agreement, a copy of which will be furnished upon request by the issuer."

13. The option is subject to the provisions of the Plan, a copy of which is on file with the Corporate Secretary.

      IN WITNESS WHEREOF, the Company has caused this agreement to be executed by its duly authorized officer. The option shall take effect as a sealed instrument.

                               PENWEST PHARMACEUTICALS CO.

Dated:__________________                             By:________________________

                                                     Name: Jennifer L. Good
                                                     Title: Corporate Secretary

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                            PARTICIPANT'S ACCEPTANCE

      The undersigned hereby accepts the option and agrees to the terms and conditions thereof as set forth in the foregoing agreement. The undersigned hereby acknowledges receipt of a copy of the Company's 1997 Equity Incentive Plan.

                  PARTICIPANT: ___________________________

                  Address:     ___________________________

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